Exhibit 10.47
CONSTRUCTION AND SEMI-PERMANENT
LOAN AGREEMENT
     THIS CONSTRUCTION AND SEMI-PERMANENT LOAN AGREEMENT, dated as of the 28th day of September, 2005 (the “Loan Agreement”), is made by and among LIBERTY BANK OF ARKANSAS, an Arkansas state chartered bank whose local mailing address is 4706 South Thompson, Suite 101, Springdale, Arkansas 72764, attention P. Douglas Lynch, President Fayetteville/Springdale, Arkansas markets (“Lender”) and ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., a Delaware corporation whose local mailing address is Post Office Box 1237, Springdale, Arkansas 72765 (“Borrower”).
     WHEREAS, Borrower is the owner of certain land consisting of nine and 99/100 (9.99) acres, more or less, located in Washington County, Arkansas (the “Mortgaged Property”); and
     WHEREAS, Borrower desires to refinance existing indebtedness on the Mortgaged Property to construct and develop an extension of Borrower’s manufacturing facility currently existing on the Mortgaged Property (collectively, the “Loan Purposes”); and
     WHEREAS, for the purpose of financing the Loan Purposes, Borrower has made application to borrow from Lender an amount not to exceed the lesser of (i) One Million Nine Hundred Thirty Two Thousand and No/100 Dollars ($1,932,000) or (ii) so much thereof as may be advanced by Lender to Borrower (the “Loan”).
     NOW, THEREFORE, in consideration of the premises recited above and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each of the parties, intending to be legally bound by the provisions hereof, agrees as follows:
ARTICLE I
DEFINITIONS
     For purposes of this Loan Agreement, the following terms shall have the respective meanings assigned to them.
     Advance. The term “Advance” shall mean a disbursement by Lender of any unused and available proceeds of the Loan and/or Borrower’s Deposit. Each Advance of Loan proceeds shall be conclusively deemed and considered to have been made against the Note.
     Affidavit of Borrower. The term “Affidavit of Borrower” shall mean a sworn affidavit of Borrower (and such other parties as Lender or the Title Company may require) to the effect that all statements, invoices, bills, and other expenses incident to the construction of the Improvements incurred to a specified date, whether or not specified in the Approved Budget, have been paid in full, except for (a) amounts retained pursuant to the Construction Contract, and (b) items to be paid from the proceeds of an Advance then being requested or in another manner satisfactory to Lender.

     Application for Advance. The term “Application for Advance” shall mean a written application by Borrower (and such other parties as Lender may require) on the Standard Application and Certificate for Payment Form, ALA Document G702, or such other form acceptable to Lender, specifying by name, current address, and amount all parties to whom Borrower is obligated for labor, materials, or services supplied or rendered for the construction of the Improvements and all other expenses incident to the Loan and the Land, whether or not specified in the Approved Budget, requesting an Advance under the Loan for the payment of such items, and containing, if requested by Lender, an Affidavit of Borrower, and such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents as Lender may reasonably request; provided, however, that if lien waivers are requested, such lien claimants shall be required to waive lien rights only with respect to all amounts paid by Lender through the immediately preceding Advance, although lien claimants may be required to state the amount then due them and agree to waive lien rights upon receipt of said sum. Borrower shall certify in the Application for Advance as to all such Applications (other than for final payment of retainage after completion of the Improvements), that retainage of at least ten percent (10%) of the amount of the total work completed and materials stored to date has been deducted in calculating the “current payment due.”
     Appraisal. The term “Appraisal” shall mean an appraisal of the Land and Improvements prepared by an independent appraiser who shall be a member of the American Institute of Real Estate Appraisers selected by or satisfactory to Lender, which shows that the value of the Land and Improvements, when completed, will be not less than one hundred twenty five percent (125%) of the principal amount of the Note.
     Approved Budget. The term “Approved Budget” shall mean a budget or cost itemization prepared by Borrower specifying the cost by item of (a) all labor, materials, and services necessary for the construction of the Improvements in accordance with the Plans and all Governmental Requirements, and (b) all other expenses anticipated by Borrower incident to the Loan, the Land, and the construction of the Improvements. Borrower may not reallocate items of cost or change the Approved Budget without the prior written consent of Lender; provided, however, that Borrower shall have the right to reallocate items of cost if it can demonstrate, to the satisfaction of Lender, that it has achieved a cost saving in a particular designated item in the Approved Budget.
     Assignment of Leases and Rents. The term “Assignment of Leases and Rents” shall mean the Assignment of Leases and Rents dated of even date herewith securing the payment of the Note and the payment and performance of all obligations specified in the Assignment of Leases and Rents and this Loan Agreement, and evidencing a valid and enforceable lien on the Land.
     Borrower. The term “Borrower” shall mean the party named Borrower in the introductory paragraph of this Loan Agreement.
     Borrower’s Deposit. The term “Borrower’s Deposit” shall mean such cash sums as Lender may deem necessary, from time to time until the Loan is paid in full, in addition to the Loan, for the payment of the costs of labor, materials, and services required for the construction of the

Improvements, other costs and expenses specified in the Approved Budget, and such other costs and expenses as may be required to be paid in connection with the construction of the Improvements in accordance with the Plans, any Governmental Requirements, and the requirements of any lessee, if applicable.
     Certificate of Occupancy. The term “Certificate of Occupancy” shall mean an unconditional and unlimited certificate of occupancy issued by the City of Springdale, Arkansas, stating that the Improvements are suitable for human occupancy as commercial office space and parking facilities, as planned.
     Completion Deadline. The term “Completion Deadline” shall mean twelve (12) months after the date hereof, which is the date by which all construction, landscaping and other work financed with the proceeds of the Note must be complete and the Certificate of Occupancy must be issued.
     Contractor. The term “Contractor” shall mean the contractor, whether one or more, approved by Lender, named in Exhibit A attached hereto.
     Conversion Date. The term “Conversion Date” shall mean the date which is the earlier of (i) twelve (12) months after the date hereof or (ii) the date on which Borrower elects to commence making monthly payments of principal and interest based upon a twenty five (25) year amortization period.
     Debtor Relief Laws. The term “Debtor Relief Laws” shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.
     Default Rate. The term “Default Rate” shall mean the highest rate of interest permitted under Arkansas law at the time of the occurrence of the Event of Default.
     Environmental Laws. The term “Environmental Laws” shall mean any and all federal, state and local statutes, ordinances, laws, common law, regulations, rules, orders, decrees or codes relating to any Hazardous Substance, or otherwise relating to pollution or protection of the environment including but not limited to the Federal Environmental Pesticide Control Act, the Resource Conservation Recovery Act of 1976 as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, the Clean Air Act as amended, the Endangered Species Act, the Clean Water Act, the Toxic Substances Control Act, any “Superlien” laws, and the Safe Drinking Water Act, as now or any time hereafter in effect, provided that none of the specific statutes cited herein shall be construed to limit the broad scope of this definition.
     Event of Default. The term “Event of Default” shall mean:

          (a) A failure by Borrower to make any payment of principal or interest on the Note within ten (10) days after such payment is due;
          (b) A failure by Borrower to comply with any of the other terms or conditions specified herein or in any other Loan Instrument;
          (c) A failure by Borrower to perform, observe or comply with any of the terms, covenants, conditions, or provisions of the Construction Contract subject to the applicable cure periods as may be set forth in such contract;
          (d) The incorrectness in any material respect of any representation or warranty made by Borrower to Lender in any of the Loan Instruments;
          (e) The cessation of the construction of the Improvements, other than for Force Majeure Events (as defined in Section 4.03), for more than fifteen (15) consecutive days without the written consent of Lender;
          (f) A failure of any of the materials incorporated into the Improvements to substantially comply with the Plans, any Governmental Requirements, or the requirements of any lessee, if applicable;
          (g) A survey or plat shall show that (i) any Improvement is not entirely within the boundary lines of the Land and any setback lines pertaining thereto, (ii) any Improvement encroaches upon any public road or waterway (except as authorized by permit or competent Governmental Authority), easement (except as approved by the owner of such easement and any Governmental Authority having jurisdiction), right-of-way, street or any adjoining property, (iii) any Governmental Requirement has been breached;
          (h) An inability of Borrower to satisfy any condition specified herein as precedent to the obligation of Lender to make an Advance after an Application for Advance has been submitted by Borrower to Lender, except for such unsatisfied conditions which the making of the Advance would allow Borrower to satisfy;
          (i) The Inspecting Architect/Engineer if any, shall at any time certify to Lender in writing that the Improvements are not, at the date of such certificate, being constructed with reasonable diligence in a good and workmanlike manner in accordance with the Plans;
          (j) Any Governmental Authority shall commence proceedings to condemn all or any material part of the Premises;
          (k) Borrower shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors;

          (l) Borrower shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Borrower or its debts under any Debtor Relief Laws;
          (m) Any case, proceeding or other action is commenced against Borrower seeking to have an order for relief entered against Borrower, as debtor, or seeking a reorganization, arrangement, adjustment, liquidation, dissolution or composition of Borrower or its debts under Debtor Relief Laws, or seeking an appointment of a receiver, trustee, custodian, conservator, or liquidator or other similar official for Borrower or for all or any of the Premises, or any other property of Borrower, and such case, proceeding or other action (i) results in the entry of an order for relief against Borrower or (ii) is not dismissed within sixty (60) days;
          (n) Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of any part of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within sixty (60) days from the date thereof;
          (o) The liquidation, termination, or dissolution of Borrower; or
          (p) Borrower shall maintain operating accounts or other depository relationships with a financial institution other than Lender.
     Notwithstanding the foregoing, none of the events listed above except those listed in subsections (a), (e), (h), (i), (j), (k), (1), (m), (n), (o) or (p), or the failure of Borrower to insure the Premises, shall constitute an Event of Default until Lender shall have given Borrower written notice of the occurrence of such event, and Borrower shall have failed to cure same to Lender’s satisfaction within thirty (30) days after the date of such notice; provided, if the event is not reasonably susceptible to cure within such thirty (30) day period and Borrower diligently pursues the cure of such event, Lender shall extend the cure period as is reasonably necessary for the completion of the cure.
     Financial Statements. The term “Financial Statements” shall mean such balance sheets, profit and loss statements, statements of cash flows, reconciliations of capital and surplus, changes in financial condition, schedules of sources and applications of funds, operating statements with respect to the Premises, rent rolls, statements of changes in equity, tax returns, and other financial information of Borrower, as shall be reasonably required by Lender, from time to time, which statements, if required by Lender, shall be certified to and/or audited by an independent certified public accountant.

     Financing Statements. The term “Financing Statements” shall mean and include all such Uniform Commercial Code financing statements and continuation statements as Lender shall require, duly executed by Borrower or others, to give notice of and perfect or to continue perfection of Lender’s security interest in all personal property and fixtures constituting a part of the Premises or otherwise constituting security for the Loan.
     Governmental Authority. The term “Governmental Authority” shall mean the United States, the State of Arkansas, Washington County, the City of Springdale, or any other political subdivision in which the Land is located, and any other political subdivision, agency, department, commission, board, court or instrumentality which now or hereafter has jurisdiction over Lender, Borrower, or the Premises.
     Governmental Permits. The term “Governmental Permits” shall mean all certificates, licenses, permits, approvals and no-action letters from any Governmental Authority acquired to evidence full compliance by Borrower and conformance of the Premises with all Governmental Requirements applicable to the Premises, construction of the Improvements and the promotion, management, operation, occupancy and use of the Premises as a warehouse facility or otherwise in furtherance of the business purposes of Borrower.
     Governmental Requirements. The term “Governmental Requirements” shall mean all laws, ordinances, rules, regulations, orders and decrees of any Governmental Authority applicable to Borrower, or the Premises, including but not limited to, those related to zoning, building restrictions, safety, environmental protection, and accessibility to the disabled.
     Hazardous Substance. The term “Hazardous Substance” shall mean any toxic substance or waste pollutant, hazardous substance or waste, contaminant, special waste, industrial substance or waste, petroleum or petroleum derived substance or waste, or any toxic or hazardous constituent of any such substance or waste, including without limitation any such substance regulated under or defined by Environmental Laws (as defined herein) and including but not limited to: (i) any “hazardous waste” as defined by the Resource Conservation Recovery Act of 1976 (42 U.S.C. Section 6901 et seq., as amended from time to time, and regulations promulgated thereunder; (ii) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq., (“CERCLA” or “Superfund”), as amended from time to time, and regulations promulgated thereunder; (iii) asbestos; (iv) polychlorinated biphenyls; (v) any petroleum-derived products; (vi) underground storage tanks, whether empty, filled or partially filled with any substance; (vi) materials to be reclaimed, recycled, and reconditioned; and (vii) any other materials which would be considered detrimental to the value, safety or usefulness of the Mortgaged Property if spilled, released, leaked, or disposed of thereon.
     Improvements. The term “Improvements” shall mean all structural components and permanent enhancements of the Land, including but not limited to warehouse and warehouses, buildings, additions, parking facilities, equipment to be installed in or on the Land or buildings so as to become a fixture, all finish-out, paving, landscaping, fencing and other enhancements of whatever nature situated, placed or constructed on the Land, the construction of which is required to properly develop the Land as contemplated in the Plans, and any other improvements the parties determine to erect.
     Indemnification Agreement. The term “Indemnification Agreement” shall mean the Indemnification Agreement (Environmental, ADA and Other Governmental Requirements) dated of even date herewith, executed and delivered by Borrower for the benefit of Lender.
     Inspecting Architect/Engineer. The term “Inspecting Architect/Engineer” shall mean the Inspecting Architect/Engineer named on Exhibit A attached hereto. If an Inspecting Architect/Engineer is not named in Exhibit A, the designation of such Inspecting Architect, and its (his) approval by Lender, shall be an additional condition precedent to any Advance after the initial Advance, whether initial or subsequent.
     Land. The term “Land” shall mean the real property described in Exhibit B attached hereto and incorporated herein by reference.
     Lender. The term “Lender” shall mean the Lender named in the introductory paragraph of this Loan Agreement.
     Loan. The term “Loan” shall mean the loan contemplated by this Agreement in the maximum principal amount of the lesser of (i) One Million Nine Hundred Thirty Two Thousand and No/100 Dollars ($1,932,000) or (ii) so much thereof as may be advanced by Lender to Borrower as evidenced by the Note.
     Loan Instruments. The term “Loan Instruments” shall include this Agreement, the Note including all renewals, extensions and modifications thereof), the Mortgage, each Application for Advance, the Assignment of Leases and Rents, the Financing Statements, and all other documents and security instruments executed pursuant hereto or in connection herewith, or as evidence of or security for payment of the Loan or of performance of Borrower’s obligations under this Loan Agreement or other Loan Instruments.
     Loan/Value Ratio. The term “Loan/Value Ratio” shall mean the ratio of the amount of the Loan to the value of the Land and Improvements which is shown on the Appraisal, which ratio will not exceed the percentage set forth on Exhibit A hereto; at no time shall Lender be required to make any Advance which would cause the Loan to exceed such percentage times the value of the Land and Improvements shown on the Appraisal or cause Lender to violate any law, rule or regulation to which Lender is subject, limiting the amount that may be advanced by Lender as contemplated by this Agreement.
     Mortgage. The term “Mortgage” shall mean the Construction Mortgage, Security Agreement and Fixture Filing (Secures Future Advances) dated of even date herewith covering and encumbering the Premises and securing the payment of the Note and the payment and performance of all obligations specified in the Mortgage and this Loan Agreement, and evidencing a valid and enforceable lien on the Land.
     Note. The term “Note” shall mean the Promissory Note from Borrower to Lender dated of even date herewith, in the amount of and evidencing the Loan, bearing interest as therein set forth.
     Plans. The term “Plans” shall mean the final drawings and specifications for the construction of the Improvements, approved in writing by Lender and Borrower.
     Preliminary Budget. The term “Preliminary Budget” shall mean a schedule prepared by Borrower and approved by Lender (once approved, the “Approved Budget”) reflecting the estimated cost of each item of work or material required to complete the Improvements, together with all related costs and expenses, including interest and professional fees, and together with any and all amendments or supplements to such budget approved in writing by Lender. If not attached hereto, approval of the Preliminary Budget by Lender shall be an additional condition precedent to an Advance, whether first or subsequent.
     Premises. The term “Premises” shall mean the Land, the Improvements, and all fixtures, equipment and other associated personal property, tangible or intangible, including all property defined as “Mortgaged Property” as that term is defined in the Mortgage.
     Survey. The term “Survey” shall mean a current on the ground ALTA certified survey of the Land performed by a surveyor duly licensed as such in the State of Arkansas, acceptable to Lender, with such requirements as may be requested by Lender, and/or a recorded plat or map of the Land, as required by Lender, which such plat or map shall be approved and accepted by the Title Company and all Governmental Authorities having jurisdiction of the Land.
     Title Company. The term “Title Company” shall mean the Title Company named on Exhibit A attached hereto.
     Title Insurance. The term “Title Insurance” shall mean a title insurance commitment, binder, or policy and any endorsements thereto as Lender may require, in the amount of the Loan, insuring that the Mortgage constitutes a valid first priority lien covering the Land and the Improvements, subject only to those exceptions and encumbrances which Lender may approve, issued by the Title Company.
     Title Insurance Policy. The term “Title Insurance Policy” shall mean an ALTA Loan Policy in the amount of the Loan insuring that the Mortgage constitutes a valid first and prior lien covering the Land and the Improvements and is subject to only those exceptions and encumbrances which Lender may approve in writing, issued by the Title Company, such Title Insurance Policy to provide Lender with gap, survey and lien coverage, and include such endorsements and additional coverage as Lender shall reasonably request.
     UCC. The term “UCC” shall mean the Uniform Commercial Code as currently in force in the State of Arkansas, as it may be subsequently amended or superseded.
     The following terms shall have the respective meanings ascribed to them in the Uniform Commercial Code as enacted and in force in the State of Arkansas: accessions, accounts, continuation statement, equipment, financing statement, fixtures, general intangibles, personal property, proceeds, security interest and security agreement.
ARTICLE II
ADVANCES OF THE LOAN
     2.01 Commitment of Lender. In reliance upon and induced by the representations, warranties and covenants of Borrower contained in the Loan Instruments and subject to the conditions hereof, in accordance with this Agreement and provided that an Event of Default has not occurred, Lender will make Advances to Borrower in accordance with the terms of this Loan Agreement. Borrower will not under any circumstances be entitled to request, and Lender will not under any circumstances be obligated to advance funds in excess of the principal amount of the Loan.
     2.02 Interest on the Loan. Interest on the Loan, at the rate(s) specified in the Note, shall be computed on the unpaid principal balance which exists from time to time and shall be computed with respect to each Advance only from the date of such Advance and only as to the portion of each Advance which does not constitute any portion of Borrower’s Deposit.
     2.03 Advances.
          (a) Advances for the payment of costs of labor, materials, and services supplied for the construction of the Improvements and the other items shown in the Approved Budget for the Loan shall be made by Lender to Borrower from time to time as construction of the Improvements progresses, but in no event more frequently than specified on Exhibit A attached hereto. It is hereby specifically provided and Lender hereby reserves the right to make Advances which are allocated to any of the designated items in such Preliminary Budget or Approved Budget for such other purposes or in such other proportions as Lender may, in its reasonable discretion and in accordance with the approved Plans and Specifications, deem necessary or desirable. Borrower may not reallocate items of cost or change the Approved Budget without the prior written consent of Lender; provided, however, that Borrower shall have the right to reallocate items of cost if it can demonstrate, to the satisfaction of Lender, that it has achieved a cost saving in a particular designated item in the Approved Budget. In no event shall Lender be required to make any Advance for payment of any item not included in the Preliminary Budget or the Approved Budget.
          (b) Each time Borrower shall desire to receive an Advance, Borrower shall deliver to Lender an Application for Advance in respect thereto. Each item to be paid from such Advance shall be fully described, itemized and categorized in such Application for Advance, or in the explanation or documents attached thereto. If Lender requires disbursement and Advances under the

Loan through the Title Company, the Application for Advance with accompanying Certificate for Payment, shall be directed to the Title Company at the address shown on Exhibit A hereto, with a copy to Lender. If Lender makes disbursements directly to Borrower, each such Application for Advance shall be submitted directly to Lender at the address appearing in the introductory paragraph of this Loan Agreement.
          (c) The Advances which Lender is obligated to make under the Loan shall not at any time exceed ninety percent (90%) of the gross aggregate amount theretofore payable to the Contractor as shown on the latest application for payment for work done and materials furnished by the Contractor (as provided under the Construction Contract) and only to the extent that payment has been approved as due and payable to the Contractor by the Architect.
          (d) Lender shall have ten (10) business days after receipt of an Application for Advance within which to conduct inspections to satisfy itself that the work covered by the Application for Advance has been or is being accomplished in a satisfactory manner; provided, Lender shall not be obligated to make any Advance until such time as the Inspecting Architect/Engineer has inspected and approved the work covered by an Application for Advance.
     If all conditions precedent to the requested Advance have been complied with to the satisfaction of Lender and the Title Company, Lender shall advance the amount set forth in such Application for Advance either directly to Borrower or through the Title Company, at its discretion, within said ten (10) day period. Each Advance made pursuant to an Application for Advance for payment of any other items set forth in the Approved Budget shall be advanced to Borrower (or through the Title Company, at Lender’s discretion) unless an Event of Default has occurred and is continuing hereunder, in which event Advances may be paid to Borrower (or through the Title Company, at Lender’s discretion) or expended for Borrower’s account, as Lender shall elect.
          (e) The payment of an Advance by Lender and/or the Title Company pursuant to any Application for Advance shall not constitute an approval or acceptance of the work or materials, nor be binding upon Lender, except to the extent that the facts actually are as represented in such Application for Advance when so approved, nor shall such approval give rise to, and Borrower hereby agrees that Lender shall be relieved from, any liability or responsibility relating to: (1) the quality of the work, the quantity of the work, the rate of progress in completion of the work, or the sufficiency of materials or labor being supplied in connection therewith; and (2) any errors, omissions, inconsistences or other defects of any nature in the Plans or the Improvements.
          (f) Any and each Advance of the proceeds of the Loan shall be made only in accordance with the terms and conditions of the Construction Contract and the Approved Budget, and subject to the terms and conditions of this Loan Agreement. All expenses of making any Advance through the Title Company shall be borne by Borrower.
     2.04 Intentionally Deleted.

     2.05 Conditions Precedent to the First Advance. As a condition precedent to the first Advance hereunder, Borrower must have confirmed and agreed to and executed and/or delivered (or cause to have been delivered) all of the following to Lender:
          (a) A copy of Borrower’s Articles of Incorporation, along with a copy of Borrower’s Bylaws and any other company governance agreements of Borrower, and a certified copy of a resolution of Borrower authorizing the Loan, the transactions in furtherance of the Loan and the execution and delivery of the Loan Instruments, and stating the names of the persons authorized to execute the Loan Instruments;
          (b) The Note;
          (c) The Mortgage, the Assignment of Leases and Rents, the Financing Statements and the Indemnification Agreement;
          (d) The Mortgage and the Assignment of Leases and Rents have been recorded in the office of the Circuit Clerk and Ex-Officio Recorder for Washington County, Arkansas, with all filing fees therefor paid, all prior to the commencement of any construction or site development on any part of the Land or the placing of any equipment, supplies or material on the Land, and appropriate Financing Statements have also been filed in the office of the Arkansas Secretary of State;
          (e) A paid Title Insurance Policy;
          (f) Insurance Policies covering builder’s risk, fire and extended coverage risks, and general comprehensive public liability, with loss payable certificates in favor of Lender, in accordance with the terms of this Agreement and the Mortgage;
          (g) The Plans;
          (h) The Appraisal;
          (i) The Approved Budget (the Preliminary Budget);
          (j) A Compliance Letter;
          (k) A flood hazard letter, in form satisfactory to Lender, completed by Borrower’s surveyor or Architect, certifying that no part of the Premises lies within a flood hazard or flood prone area or, alternatively, a certificate of flood insurance in accordance with Section 4.26 hereof;
          (l) Application for Advance;
          (m) Affidavits for indemnity agreements and any and all affidavits required by the

Title Company to issue the Title Insurance Policy;
          (n) Evidence that all necessary action on the part of Borrower has been taken with respect to the execution and delivery of Loan Instruments and the consummation of the transactions contemplated thereby so that the Loan Instruments provide binding and enforceable obligations upon Borrower and all other persons or entities executing and delivering the Loan Instruments;
          (o) A copy of all leases or letters of intent of the Improvements, if any, certified by Borrower as being true and correct, and in all respects acceptable to Lender in form and substance;
          (p) Borrower shall transfer to Lender and continuously maintain thereafter a depository relationship with Lender;
          (q) The Survey;
          (r) A copy of the most recently prepared Phase I Environmental Site Assessment with respect to the Land and existing Improvements thereon;
          (s) Evidence of approval by the City of Springdale, Arkansas of the large scale development plans with respect to the Land, the Improvements and the Loan Purposes;
          (t) All documents in connection with this Loan shall be in a form and context acceptable to Lender’s counsel, including without limitation, an opinion of Borrower’s counsel. All legal fees for document preparation are at Borrower’s expense.
          (u) Borrower shall furnish to Lender annual operating statements and a rent roll, if any, on the Premises. Furthermore, Borrower shall also furnish annual financial statements and Federal income tax returns; and
          (v) Prior to the Completion Date, Lender shall be allowed to display and place on site a construction sign with cost of said sign being paid by Lender.
     2.06 Conditions to Subsequent Advances After the First Advance. As a condition precedent to each Advance under the Loan other than the first Advance, in addition to all other requirements herein, Borrower must satisfy the following requirements and, if required by Lender, deliver to Lender evidence of such satisfaction:
          (a) All conditions precedent to the first Advance shall have been satisfied;
          (b) There shall then exist no Event of Default;
          (c) The representations and warranties made in this Loan Agreement shall be true and correct in all material respects on and as of the date of each Advance, with the same effect as if made on that date;
          (d) Borrower will procure and deliver to Lender, if required by Lender, releases or waivers of mechanic’s liens and receipted bills with respect to the preceding month’s disbursement showing payment of all parties who have furnished materials or services or performed labor of any kind in connection with the construction of any of the Improvements;
          (e) The Title Insurance shall be endorsed and extended, if available under local rules, to cover each Advance with no additional title exceptions objectionable to Lender;
          (f) There shall have been delivered to Lender evidence satisfactory to Lender that the Loan proceeds not yet advanced will be sufficient to pay for completion of all the Improvements by the Completion Deadline in accordance with the Plans, or if such proceeds are not adequate, arrangements currently satisfactory to Lender, by the making of a Borrower’s Deposit or otherwise, shall have been made to provide sufficient funds necessary to complete the Improvements by the Completion Deadline in accordance with the Plans. It is expressly understood and agreed that the Loan shall at all times be “in balance.” The Loan shall be deemed in balance only when the total amount of the Loan not yet advanced, plus the retainage and any Borrower’s Deposit or other agreed reserves, shall equal or exceed the estimated cost to complete the Improvements, and it is estimated that upon completion of the Improvements, the Land and the Improvements will together have a value that satisfies the Loan/Value Ratio;
          (g) The work covered by each Application for Advance and all work preliminary thereto, shall have been accomplished or be in the process of accomplishment to the satisfaction of Lender, and the Inspecting Architect/Engineer, if any; and
          (h) All Improvements are constructed in compliance with Title III of the Americans with Disabilities Act (ADA). environmental laws and all local building and zoning ordinances.
     2.07 Final Advance. The ten percent (10%) of the Loan proceeds not advanced during the course of construction (i.e., the retainage) shall not be paid to Borrower until Lender has determined that the provisions of Section 2.06 have been satisfied in all respects and Lender has received the following:
          (a) A written certification by the Contractor, that the Improvements required or contemplated by the Plans and the Approved Budget have been fully completed in accordance therewith, that direct connection has been made to all appropriate utility facilities, and that the Improvements are ready for occupancy; and
          (b) Evidence that all laborer’s and materialman’s claims for labor or materials rendered or delivered in connection with the construction of the Improvements have been paid (or that adequate provision for the payment of same has been made), including an Affidavit of Borrower and the Contractor to the effect that all amounts due including, all subcontracts, have been paid in full (or that adequate provision, satisfactory to Lender, for the payment of same has been made), and a final date down to the Title Policy for the full amount of the Loan, or so much thereof as will be advanced to pay all costs associated with the construction of the Improvements.
     2.08 Reallocation of Approved Budget. Lender reserves the right to make Advances which are allocated to any of the designated items in the Approved Budget for such other purposes or in such different proportions as Lender may, in its reasonable discretion, deem necessary or advisable. Borrower may not reallocate items of cost or change the Approved Budget without the prior written consent of Lender, which consent shall not be unreasonably withheld.
     2.09 No Waiver. No Advance shall constitute a waiver of any condition precedent to the obligation of Lender to make any further Advance or preclude Lender from thereafter declaring the failure of Borrower to satisfy such condition precedent to be an Event of Default.
     2.10 Conditions Precedent for the Benefit of Lender. All conditions precedent to the obligation of Lender to make any Advance are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lender will refuse to make any Advance in the absence of strict compliance with such conditions precedent. All requirements of this Loan Agreement may be waived by Lender, in whole or in part, at any time.
     2.11 Subordination. Lender shall not be obligated to make, nor shall Borrower be entitled to request, any Advance until such time as Lender shall have received, to the extent requested by Lender, subordination agreements from the Contractor and all other persons furnishing labor, materials, or services for the design or construction of the Improvements, subordinating to the lien of the Mortgage any lien, claim, or charge they and those contracting with them may have against Borrower or the Land.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BORROWER
     Borrower hereby represents and warrants to Lender as follows:
     3.01 Financial Statements. Any Financial Statements of Borrower which maybe delivered to Lender pursuant to this Loan Agreement will be true, correct, and complete in all material respects as of the dates specified therein and fully and accurately present the financial condition of Borrower as of the dates specified.
     3.02 Due Organization. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has authority to transact business and is in good standing in the State of Arkansas. Borrower has the power and authority to carry on its business and to enter into and perform its obligations under the Loan Instruments;

     3.03 Authority to Execute Documents. The execution, delivery and performance by Borrower of this Loan Agreement and the other Loan Instruments to which Borrower is a party have been duly authorized by Borrower, and such execution, delivery and performance have not and will not contravene or violate Borrower’s Articles of Incorporation, Bylaws or any other governing agreement.
     3.04 No Pending or Threatened Litigation, Suits. Actions. Etc. Except as may be disclosed in the Borrower’s most recent annual or quarterly reports on file with the Securities and Exchange Commission, there are no material actions, suits, or proceedings pending or threatened in any court or before or by any Governmental Authority against or affecting Borrower, the Land or the Improvements, or involving the validity, enforceability, or priority of any of the Loan Instruments, at law or in equity. The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the other Loan Instruments, will not result in a breach of, or constitute a default in, any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, partnership agreement, or other agreement to which Borrower is a party or by which Borrower or the Land may be bound or affected.
     3.05 Valid and Binding Obligation. All of the Loan Instruments, and all other documents referred to herein to which Borrower is a party, upon execution and delivery will constitute valid and binding obligations of Borrower, enforceable in accordance with their terms.
     3.06 Title to the Land. Borrower holds full legal and equitable title to the Land, subject only to title exceptions set forth in the Title Insurance accepted by Lender in Lender’s sole discretion.
     3.07 COMMENCEMENT OF CONSTRUCTION. AS OF THE DATE HEREOF, NO WORK OF ANY KIND (INCLUDING THE DESTRUCTION OR REMOVAL OF ANY EXISTING IMPROVEMENTS, SITE WORK, CLEARING, GRUBBING, DRAINING, OR FENCING OF THE LAND), AND INCLUDING BUT NOT LIMITED TO ACTIVITY DESCRIBED IN ARK. CODE ANN. §18-44-101 (A)(2), HAS COMMENCED OR HAS BEEN PERFORMED ON THE LAND, NO EQUIPMENT OR MATERIAL HAS BEEN DELIVERED TO OR UPON THE LAND FOR ANY PURPOSE WHATSOEVER, NO OTHER ACTIVITY HAS TAKEN PLACE ON THE LAND WHICH WOULD INDICATE THAT CONSTRUCTION HAS BEGUN OR WILL SOON BEGIN, AND NO CONTRACT (OR MEMORANDUM THEREOF) FOR THE SUPPLYING OF LABOR, MATERIALS, OR SERVICES FOR THE CONSTRUCTION OF THE IMPROVEMENTS HAS BEEN RECORDED IN THE MECHANIC’S LIEN OR OTHER APPROPRIATE RECORDS IN THE COUNTY WHERE THE LAND IS LOCATED, EXCEPT AS DISCLOSED IN WRITING BY BORROWER TO LENDER AND THE TITLE COMPANY.
     3.08 Disclosure. There is no fact known to Borrower that Borrower has not disclosed to Lender in writing or in the Borrower’s most recent annual or quarterly reports on file with the Securities and Exchange Commission that could adversely affect the Land, or the business or financial condition of Borrower.
     3.09 Inducement to Lender. The representations and warranties contained in the Loan Instruments are made by Borrower as an inducement to Lender to make the Loan and Borrower understands that Lender is relying on such representations and warranties and that such representations and warranties shall survive any bankruptcy proceedings involving Borrower or the Premises.
     3.10 Environmental, Safety and ADA Matters. With respect to the operations of Borrower on the Premises, Borrower hereby represents and warrants to Lender that:
          (a) Such operations comply in all material respects with all applicable Environmental Laws, and all health and safety statutes and regulations, including but not limited to Title Ill of the Americans with Disabilities Act (the “ADA”);
          (b) None of such operations are subject to any judicial or administrative proceedings alleging the violation of any applicable Environmental Laws, or any health or safety statute or regulation;
          (c) None of such operations are the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Substances, the results of which may adversely affect Borrower’s business, operations, financial condition, property, or adversely affect the value of the collateral security;
          (d) No notice or report under any applicable law or regulation indicating a past or present spill or release into the environment of any Hazardous Substance has been filed or is required to be filed by Borrower; and
          (e) Neither Borrower, nor to the best of Borrower’s knowledge, any other person or entity whatsoever, has at any time transported, stored, disposed of generated or released any Hazardous Substance into, upon, over or under the Land.

ARTICLE IV
COVENANTS AND AGREEMENTS OF BORROWER
     Borrower hereby covenants and agrees as follows:
     4.01 Compliance with Governmental Requirements. Borrower shall timely comply with all Governmental Requirements and deliver to Lender evidence thereof; if available, in the ordinary course of business. Borrower assumes full responsibility for the compliance of the Plans and the Premises with all Governmental Requirements and with sound building and engineering practices, and, notwithstanding any approvals by Lender, Lender shall have no obligation or responsibility whatsoever for the Plans or any other matter incident to the Land or the construction of the Improvements.
     4.02 Construction Contract. Borrower shall become a party to no contract for the performance of any work on the Land or for the supplying of any labor, materials, or services for the construction of the Improvements except upon such terms and with such parties as shall be approved in writing by Lender, such approval not to be unreasonably withheld or delayed. Copies of all such contracts will be promptly delivered by Borrower to Lender. The construction contract shall also provide that no change orders shall be effective without the prior written approval of Lender, except for such changes which do not increase the cost of construction by more than Fifty Thousand and No/l00 Dollars ($50,000.00) as to any one change, or One Hundred Thousand and No/l00 Dollars ($100,000.00) in the aggregate.
     4.03 Construction of the Improvements. Borrower shall commence construction of the Improvements within thirty (30) days from the date hereof; and the construction of the Improvements shall be prosecuted with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable Governmental Requirements, the Plans, and the requirements of any lessee or purchaser, if applicable. Borrower shall not permit cessation of work for a period in excess of fifteen (15) consecutive days without the prior written consent of Lender and shall complete construction of the Improvements on or before the Completion Deadline, free and clear of all liens (except those as to which Borrower has furnished a bond or other security acceptable to Lender and otherwise complied with the requirements of Section 4.21). Notwithstanding anything which may be interpreted herein to the contrary, if any (a) strikes, lockouts or labor disputes; (b) inability (other than financial inability) to obtain labor or materials or reasonable substitutes therefor; or (c) acts of God, unusual weather conditions, enemy or hostile action, governmental action, civil commotion, fire or other casualty, condemnation or other conditions similar to those enumerated in this item (c) beyond the reasonable control of Borrower occur (such items in (a)-(c) hereof being collectively called “Force Majeure Events”) and no Event of Default exists under any of the Loan Instruments, the occurrence of such Force Majeure Events shall not constitute an Event of Default hereunder provided Borrower gives Lender written notice of any such Force Majeure Event within ten (10) days after the occurrence thereof; provided, however, Borrower shall, regardless of the occurrence of any Force Majeure Event, complete the Improvements on or before the Completion Deadline.

     4.04 Correction of Defects. Borrower shall correct or cause to be corrected (a) any material defect in the Improvements, (b) any material departure in the construction of the Improvements from the Plans, Governmental Requirements, or the requirements of any lessee or purchaser, if applicable, or (c) any encroachment by any part of the Improvements, or any structure located on the Land, on any easement, property line, or restricted area, or any encroachment by any such structure on any building or setback line.
     4.05 Storage of Materials. Borrower shall cause all materials supplied for, or intended to be utilized in, the construction of the Improvements, but not affixed to or incorporated into the Improvements or the Land, to be stored on the Land or on Borrower’s adjacent property or at such other location as may be reasonably approved by Lender in writing, with adequate safeguards, as reasonably required by Lender, to prevent loss, theft, damage, or commingling with other materials or projects.
     4.06 Inspection of the Land and Improvements. Borrower shall permit Lender, and its agents and representatives, to enter upon the Land, the Improvements, and any location where materials intended to be utilized in the construction of the Improvements are stored, during normal business hours, for the purpose of inspection of the Land, the Improvements, and such materials.
     4.07 Notices by Governmental Authority; Fire and Casualty Losses, Etc. Borrower shall timely comply with and promptly furnish to Lender true and complete copies of any official notice or claim by any Governmental Authority pertaining to the Land or the Improvements. Borrower shall promptly notify Lender of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting the Land or Improvements.
     4.08 Special Account. Borrower shall maintain a special account with Lender, into which all Advances and any Borrower’s Deposit (but no other funds), and excluding direct disbursements made by Lender pursuant to Section 4.11 hereof; shall be deposited by Borrower, and against which checks shall be drawn only for the payment of or reimbursement to Borrower of: (a) costs of labor, materials, and services supplied for the construction of the Improvements specified in the Approved Budget, and (b) other costs and expenses incident to the Loan, the Land, the construction of the Improvements and acquisition of equipment to be attached to the Land or Improvements so as to become a fixture, as specified in the Approved Budget.
     4.09 Application of Advances. Borrower shall disburse all Advances for payment of costs and expenses specified in the Approved Budget, and for no other purpose.
     4.10 Borrower’s Deposit. If Lender reasonably determines at any time that the unadvanced portion of the Loan will be insufficient for payment in full of (a) costs of labor, materials, and services required for the construction of the Improvements, (b) other costs and expenses specified in the Approved Budget, and (c) other costs and expenses required to be paid in connection with the construction of the Improvements in accordance with the Plans, any Governmental Requirements, or the requirements of any lessee or purchaser, if applicable, then Lender may require Borrower to make a Borrower’s Deposit into the special account provided for in Section 4.08 above.
     4.11 Direct Disbursement and Application by Lender. Upon the occurrence of an Event of Default and during the continuance thereof; Lender shall have the right, but not the obligation, to disburse and directly apply the proceeds of any Advance to the satisfaction of any of Borrower’s obligations hereunder or under the construction contract. Any Advance by Lender for such purpose shall be part of the Loan and shall be secured by the Mortgage. Borrower hereby authorizes Lender to hold, use, disburse, and apply the proceeds of the Loan and Borrower’s Deposit for payment of costs of construction of the Improvements, expenses incident to the Loan and the Land, and the payment or performance of any obligation of Borrower hereunder. Borrower hereby assigns and pledges the proceeds of the Loan and the Borrower’s Deposit to Lender for such purposes. Lender may advance and incur such expenses as Lender deems necessary for the completion of construction of the Improvements and to preserve the Premises and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Mortgage and be payable to Lender upon demand. Lender may disburse any portion of any Advance at any time, and from time to time, to persons other than Borrower for the purposes specified in this Section 4.11 irrespective of the provisions of Section 2.03 hereof; and the amount of Advances to which Borrower shall thereafter be entitled shall be correspondingly reduced.
     4.12 Costs and Expenses. Borrower shall pay when due all costs and expenses required by this Loan Agreement, including, without limitation, (a) all taxes and assessments applicable to the Premises, (b) all fees for filing or recording the Loan Instruments, (c) all fees and commissions lawfully due to brokers, salesmen, and agents in connection with the Loan or the Premises, (d) all Title Insurance and title examination charges, including premiums for the Title Insurance, (e) all survey costs and expenses, including the cost of the Survey, (f) all premiums for the insurance policies, (g) the expenses and charges of any Inspecting Architect/Engineer, appraiser or other professional appointed by Lender to make inspections of the Improvements in connection with requests for Advances, and (h) all other reasonable costs and expenses, including attorney’s fees, payable to third parties incurred by Lender and which Lender is herein authorized or permitted to incur in connection with the consummation of the transactions contemplated by this Loan Agreement.
     4.13 Additional Documents. Borrower shall execute and deliver to Lender, from time to time as requested by Lender, such other documents as shall reasonably be necessary to provide the rights and remedies to Lender granted or provided for by the Loan Instruments.
     4.14 Maintenance and Inspection of Books and Records. Borrower will maintain its books and records in accordance with generally accepted accounting principles, consistently applied Borrower shall permit Lender, at all reasonable times, to examine and copy the books and records of Borrower pertaining to the Loan and the Premises, and all contracts, statements, invoices, bills, and claims for labor, materials, and services supplied for the construction of the Improvements.
     4.15 No Liability of Lender. Lender shall have no liability, obligation, or responsibility whatsoever with respect to the construction of the Improvements except to advance the Loan and the Borrower’s Deposit pursuant to this Loan Agreement. Lender shall not be obligated to inspect the Land or the construction of the Improvements, nor be liable for the performance or default of Borrower, Architect, the Inspecting Architects/Engineers, Contractor, or any other party, or for any failure to construct, complete, protect, or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the construction of the Improvements, or for the performance of any obligation of Borrower whatsoever. Nothing, including without limitation the approval by Lender of the Approved Budget or the making of any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender.
     4.16 No Conditional Sale Contracts, Etc. Except for extruders that may be attached to any of the Improvements, no fixtures shall be supplied, purchased, or installed for the construction or operation of the Improvements pursuant to security agreements, conditional sale contracts, lease agreements, or other arrangements or understandings whereby a security interest, lien or title is retained by any party or the right is reserved or accrues to any party to remove or repossess any materials, equipment, or fixtures intended to be utilized in the construction or operation of the Improvements.
     4.17 Defense of Actions. Lender may (but shall not be obligated to) commence, appear in, and defend any action or proceeding purporting to affect the Loan, the Premises, or the respective rights and obligations of Lender and Borrower pursuant to this Loan Agreement. Lender may (but shall not be obligated to) pay all necessary and reasonable expenses, including reasonable attorneys’ fees and expenses incurred in connection with such proceedings or actions, which Borrower agrees to repay to Lender upon demand.
     4.18 Assignment of Construction Contract. As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower’s right, title and interest, but not its obligations, in, under, and to the construction contract, upon the following terms and conditions:
          (a) Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligation under the construction contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under the construction contract so long as Contractor is not in default thereunder; provided, however, that regardless of whether Contractor is in default under the construction contract, Borrower is still obligated to complete the Improvements according to the Plans and this Loan Agreement. Borrower agrees to indemnify and hold Lender harmless against and from any loss, cost, liability, or expense (including, but not limited to, reasonable attorneys fees) resulting from any failure of Borrower to so perform;
          (b) For so long as an Event of Default has occurred and is continuing, if Borrower fails to promptly take any action pertaining to the Premises after requested by Lender, Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under the construction contract or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, if such action does not constitute negligence or, wilful misconduct on Lender’s part, and Borrower agrees to hold Lender free and harmless against and from any loss, cost, liability or expense (including, but not limited to, reasonable attorneys’ fees) incurred in connection with any such action;
          (c) Borrower hereby irrevocably constitutes and appoints Lender as Borrowers attorney-in-fact, in Borrower’s name or in Lender’s name, to enforce all rights of Borrower under the construction contract, upon Borrower’s failure to promptly enforce the same, subject to the provisions of paragraph (d) below;
          (d) Prior to an Event of Default, Borrower shall have the right to exercise its rights as owner under the construction contract, provided that Borrower shall not cancel or amend the construction contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender; and
          (e) This assignment shall inure to the benefit of Lender, its successors and assigns, including any purchaser upon foreclosure of the Mortgage, any receiver in possession of the Land, and any corporation formed by or on behalf of Lender which assumes Lender’s rights and obligations under this Loan Agreement.
     4.19 Assignment of Plans. As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower’s right, title, and interest in and to, but not its obligations under, the Plans and hereby represents and warrants to and agrees with Lender as follows:
          (a) The schedule of the Plans delivered to Lender is a complete and accurate description of the Plans;
          (b) The Plans are complete and adequate for the construction of the Improvements and there have been no modifications thereof except as described in such schedule. The Plans shall not be modified without the prior written consent of Lender, which consent by Lender shall not be unreasonably withheld;
          (c) If an Event of Default has occurred and is continuing, Lender may use the Plans for any purpose relating to the Improvements, including but not limited to inspections of construction and the completion of the Improvements;
          (d) Lender’s acceptance of this assignment shall not constitute approval of the Plans by Lender. Lender has no liability or obligation whatsoever in connection with the Plans and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans. Lender has no duty to inspect the Improvements, and, if Lender should inspect the Improvements, Lender shall have no liability or obligation to Borrower arising out of such inspection. No such inspection nor any failure by Lender to make objections after any such inspection shall constitute a representation by Lender that the Improvements are in accordance with the Plans or constitute a waiver of Lender’s right thereafter to insist that the Improvements be constructed in accordance with the Plans; and
          (e) This assignment shall inure to the benefit of Lender, its successors and assigns, including any purchaser upon foreclosure of the Mortgage, any receiver in possession of the Land, and any legal entity formed by or on behalf of Lender which assumes Lender’s rights and obligations under this Loan Agreement.
     4.20 Prohibition on Assignment of Borrower’s Interest. Borrower shall not assign or encumber any interest of Borrower hereunder without the prior written consent of Lender.
     4.21 Payment of Claims. Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Premises and the construction of the Improvements, and Borrower shall keep the Premises free and clear of any liens, charges, or claims other than the lien of the Mortgage and other liens approved in writing by Lender. Notwithstanding anything to the contrary contained in this Loan Agreement, Borrower may contest (a) the validity or amount of any claim of any contractor, consultant, architect, or other person providing labor, materials, or services with respect to the Premises, (b) any tax or special assessments levied by any Governmental Authority, and (c) the enforcement of or compliance with any Governmental Requirements, and such contest on the part of Borrower shall not be a default hereunder and shall not release Lender from its obligations to make Advances hereunder; provided, however, that during the pendency of any such contest Borrower shall furnish to Lender and Title Company an indemnity bond with corporate surety satisfactory to Lender and Title Company or other security acceptable to them in an amount equal to the amount being contested plus a reasonable additional sum to cover possible costs, interest, and penalties, and provided further that Borrower shall pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest, and penalties thereon, before such judgment becomes a lien on the Premises.
     4.22 Restrictions Affecting the Land. Borrower shall not impose any restrictive covenants or encumbrances upon the Premises, or execute or file any subdivision plat, master deed or other document, or any amendment thereto, affecting the Premises, without the prior written approval of Lender, which approval may be granted or withheld by Lender in its sole and absolute discretion.
     4.23 Financial Statements. Borrower shall deliver to Lender:
          (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, tax returns for Borrower prepared by a certified public accountant;

          (b) forthwith upon the occurrence of any Default or Event of Default, and in any event within five (5) days after knowledge of such occurrence, a certificate of an officer of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;
          (c) promptly upon the filing thereof with the Securities and Exchange Commission, and in any event within ten (10) days after such filing, copies of all financial statements, reports, and other material information so filed; and
          (d) from time to time, with reasonable promptness, upon being informed by Lender of the purpose of the inquiry, such further information regarding the business, affairs and financial position of Borrower as Lender may reasonably request.
     4.24 Intentionally Deleted.
     4.25 Tax Receipts. Borrower shall furnish Lender with receipts or tax statements marked “Paid” to evidence the payment of all taxes levied on the Land on or before fifteen (15) days prior to the date such taxes become delinquent.
     4.26 Insurance. Borrower will deposit and maintain with Lender throughout the term of the Loan the following insurance policies (the “Insurance Policies”), premiums prepaid, with insurance companies satisfactory to Lender, in such amounts and against such risks as shall be reasonably required by Lender, including, but not limited to, the following:
          (a) Builder’s risk insurance, and extended coverage insurance against loss or damage by fire, lightning, windstorm, hail, explosion, riot, vandalism, malicious mischief; riot attending a strike, civil commotion, aircraft, vehicles, smoke and other risks from time to time included under “extended coverage” policies, in an amount not less than (i) the total construction costs reflected in the Preliminary Budget, (ii) the outstanding principal amount of the Note, or (iii) or one hundred percent (100%) of the then-appraised value of the Premises, whichever is greater, but in no event less than the amount required to avoid co-insurance, and including, to the extent possible, (A) an Agreed Amount Endorsement, (B) a Replacement Cost Endorsement, (C) a Standard Mortgagee Clause (Lender and any party designated by Lender to be named as mortgagee and loss payee), and (D) an Inflation Guard Endorsement. Provided there is not then existing any Event of Default hereunder or under the Mortgage, Lender shall make the proceeds of such policy or policies available to Borrower for repair and restoration of the Improvements in accordance with the terms of the Mortgage.
          (b) Appropriate worker’s compensation or other insurance against liability arising from claims or workers in respect of and during the period of any work on or about the Premises.
          (c) General public liability and property damage insurance applicable to the Premises in amounts approved from time to time by Lender, which insurance shall provide coverage to Lender and any other parties designated by Lender as additional insureds.

          (d) Flood and mudslide insurance in an amount equal to the lesser of (i) the outstanding principal balance of the Loan from time to time, or (ii) the maximum limit of coverage made available with respect to the Premises under the Federal Flood (insurance Program; provided, that such flood and mudslide insurance shall not be required if Borrower shall provide Lender with evidence satisfactory to Lender that the Premises are not situated within an area identified by the Secretary of Housing and Urban Development or by any other governmental department, agency, bureau, board or instrumentality as an area having special flood or mudslide hazards, and that no flood insurance is required on the building site by any regulations under which Lender is governed. All insurance policies shall name Lender and parties designated by Lender as loss payee, as their respective interests may appear, and shall contain an agreement to notify Lender in writing at least thirty (30) days prior to cancellation or non-renewal of such policies.
     4.27 Payment of Taxes; Company Existence; Maintenance of Properties; Insurance. Borrower will:
          (a) pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its property; provided, however, that Borrower shall not be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided, except that Borrower will pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond;
          (b) do all things necessary to preserve and keep in full force and effect its limited liability company existence, rights and franchise and to be duly qualified to do business in all jurisdictions where the nature of its business requires such qualification;
          (c) maintain and keep its properties as a whole in good repair, working order and condition; and
          (d) insure with responsible and reputable insurance companies its assets and business in such manner and to such extent as is customary with similar business enterprises of comparable size and subject to comparable hazards.
     4.28 Current Survey. Borrower will furnish to Lender at any stage of construction, upon request from Lender, a current Survey reflecting that the Improvements and all other improvements on the Land are entirely within the boundary lines and setback lines of the Land and do not encroach upon any public road or waterway (except only pursuant to a valid permit of competent Governmental Authority), easement (except as approved by the owner of such easement and any Governmental Authority having jurisdiction), right-of-way or adjoining property, or breach or violate any covenant, condition, or restriction affecting the Land or any Governmental Requirements, and that no adjoining structure encroaches upon the Land.

     4.29 Title Update. Borrower will furnish to Lender, as and when requested by Lender, a certificate issued by the Title Company reflecting such changes in title to the Premises as have occurred since the date of issuance of the Title Insurance Policy or binder.
     4.30 Subordination of Contractor’s Liens. Upon request of Lender, at any time and from time to time, Borrower shall use its best efforts to cause any or all Contractors or subcontractors to execute, acknowledge and deliver to Lender a recordable instrument subordinating any present or future liens against all or any part of the Premises to all liens and security interests securing payment of the Loan.
     4.31 Requests for Advances. Borrower shall request Advances for payment of costs and expenses in the Approved Budget, and for no other purpose.
     4.32 Intentionally Deleted.
     4.33 Environmental, Safety and ADA Matters. With respect to the operations of Borrower on the Premises, Borrower hereby covenants and agrees to and with Lender that:
          (a) such operations will comply in all material respects with all applicable Environmental Laws, and health and safety statutes and regulations;
          (b) Borrower will not at any time transport, store, dispose of, generate or release any Hazardous Substance into, upon, over or under the Land, except for substances commonly used or reasonably necessary to the Premises’ operation; and
          (c) Borrower shall conduct its business operated on the Premises so as to comply in all material respects with all Environmental Laws, and all health and safety laws and regulations of any Governmental Authority having jurisdiction of said properties, including, without limitation, the Federal Occupational Safety and Health Act and Title III of the Americans with Disabilities Act; provided, however, that nothing herein contained shall prevent Borrower from contesting in good faith, by appropriate legal proceedings, any such law, regulation, interpretation thereof or application thereof provided that Borrower shall comply with the order of any court or other governmental body of competent jurisdiction relating to such laws or regulations unless Borrower shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. Borrower shall take all actions necessary to comply with existing law, clean up any Hazardous Substance and prevent any releases of contamination by the same within or upon the Premises. If Borrower shall receive notice that any violation of any federal, state or local environmental, health or safety law or regulation may have been committed or is about to be committed by any business operated on the Premises, then Borrower shall promptly provide Lender with a copy of such notice, and in no event later than within fifteen (15) days from Borrower’s receipt thereof.

     4.34 Intentionally Deleted.
     4.35 Payment of Debt. Borrower will pay any and all debt payable or guaranteed by Borrower, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement or instrument relating to such debt or guarantee.
     4.36 Consultations and Inspections. Solely for the purpose of permitting Lender to determine compliance by Borrower with this Agreement, Borrower will permit Lender (and any person or entity appointed by Lender to whom Borrower does not reasonably object) to discuss the affairs, finances and accounts of Borrower with the members or officers of Borrower, all at such reasonable times and as often as may reasonably be requested. Borrower will also permit inspection of its properties, books and records by Lender during normal business hours or at other reasonable times.
     4.37 Intentionally Deleted.
     4.38 Transactions with Related Parties. Borrower will not engage in any Material Transaction with any shareholder, officer or director of Borrower, or any family member or business partner of a shareholder, officer or director of Borrower, or any entity controlled or managed by such shareholder, officer or director, family member, partner, or other affiliated or related person or entity, unless such transaction is upon fair market terms and is not disadvantageous in any material respect to Borrower or Lender. A “Material Transaction” shall be deemed to be any transaction or contract which, over the life of the transaction or contract, is expected to cost Borrower $100,000 or more, without setoff against any income to be derived by Borrower from that transaction or contract.
     4.39 Change in Fiscal Year. Borrower will not change its fiscal year without the prior written consent of Lender.
     4.40 Notice of Subsequent Events. Forthwith upon a director or officer of Borrower obtaining knowledge of (i) any material adverse change in the condition or operation, financial or otherwise, of Borrower, (ii) any default by Borrower under or with respect to any instrument, contract or agreement to which Borrower is a party or by which Borrower is bound, (iii) any default by Borrower under or with respect to any order, writ, injunction, decision or decree of any court, Governmental Authority or arbitral body to which Borrower is a party or by which Borrower is bound which materially adversely affects Borrower’s condition or operation, financial or otherwise, or (iv) any action or proceeding pending or, to the knowledge of a member of Borrower, threatened against Borrower before any court, Governmental Authority or arbitral body which, if decided adversely to Borrower, would result in any material adverse change in the condition or operation, financial or otherwise, of Borrower, Borrower will deliver to Lender a written certificate signed by the Chief Executive Officer of Borrower specifying the nature thereof, the period of existence thereof and what action Borrower has taken and proposes to take with respect thereto.

     4.41 Loans, Acquisitions and Investments. Borrower will not make any loans, advances or extensions of credit to, or purchase any stocks, bonds, notes, debentures or other securities of; make any investment in or any expenditures on behalf of; or in any manner assume liability (direct, contingent or otherwise) for the indebtedness of any person or entity or make or suffer to exist any acquisition of any entity.
     4.42 Use of Proceeds. Borrower agrees that the Loan proceeds will be used solely for the Loan Purposes in accordance with the Plans and Approved Budget.
ARTICLE V
RIGHTS AND REMEDIES OF LENDER
     5.01 Rights of Lender. Upon the occurrence of an Event of Default, Lender shall have the right, in addition to any other right or remedy of Lender, but not the obligation, in its own name or in the name of Borrower, to enter into possession of the Premises; to perform all work necessary to complete the construction of the Improvements substantially in accordance with the Plans, Governmental Requirements, and the requirements of any lessee or purchaser, if applicable; and to employ watchmen and other safeguards to protect the Premises and all materials intended therefor. Borrower hereby appoints Lender as the attorney-in-fact of Borrower, with full power of substitution, and in the name of Borrower, if Lender elects to do so, upon the occurrence of an Event of Default, to (a) use such sums as are necessary, including any proceeds of the Loan and the Borrower’s Deposit, make such changes or corrections in the Plans, and employ such architects, engineers, and contractors as maybe required for the purpose of completing the construction of the Improvements substantially in accordance with the Plans and Governmental Requirements, (b) execute all applications and certificates in the name of Borrower which may be required for completion of construction of the Improvements, (c) endorse the name of Borrower on any checks or drafts representing proceeds of the Insurance Policies, or other checks or instruments payable to Borrower with respect to the Premises, (d) do every act with respect to the construction of the Improvements which Borrower may do, and (e) prosecute or defend any action or proceeding incident to the Premises, in Lender’s name or in Borrower’s name, as Lender elects. The power of attorney granted hereby is a power coupled with an interest and irrevocable. Lender shall have no obligation to undertake any of the foregoing actions, and, if Lender should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender, except if such actions are determined by a court of competent jurisdiction to constitute wilful misconduct or gross negligence on the part of Lender.
     5.02 Acceleration. Upon the occurrence of an Event of Default, Lender may, at its option, declare the Loan immediately due and payable.
     5.03 Cessation of Advances. Upon the occurrence of an Event of Default, the obligation of Lender to disburse the Loan and the Borrower’s Deposit and all other obligations of Lender hereunder shall, at Lender’s option, immediately terminate.

     5.04 Funds of Lender. Any funds of Lender used for any purpose referred to in this Article V or to perform any covenant or agreement of Borrower set forth in Article IV hereof which Borrower failed or refused to perform, shall constitute Advances secured by the Loan Instruments and shall bear interest at the Default Rate.
     5.05 No Waiver or Exhaustion. No waiver by Lender of any of its rights or remedies hereunder, in the other Loan Instruments, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender, or to constitute an election of remedies.
     5.06 Right of Setoff. Upon the occurrence of an Event of Default, Lender may, at its option, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower then existing under this Loan Agreement or any other Loan Instrument, irrespective of whether or not Lender shall have made demand under this Loan Agreement or such Loan Instrument and although such obligations may be unmatured.
ARTICLE VI
GENERAL TERMS AND CONDITIONS
     6.01 Notices. All written notices of any kind which either party may be required or permitted to serve on the other in connection with this Loan Agreement shall be (a) delivered personally, (b) served by U.S. mail, registered or certified, return receipt requested, postage prepaid, (c) sent by reputable overnight courier service for which a signed receipt is required, or (d) sent by facsimile or email with a hard copy by regular first class U.S. Mail, postage prepaid, as follows:

if to Borrower, at:	and if to Lender, at:
Advanced Environmental	Liberty Bank of Arkansas
Recycling Technologies, Inc.	4706 South Thompson
Post Office Box 1237	Suite 101
Springdale, Arkansas 72765	Springdale, Arkansas 72764
Attn:	Attn: P. Douglas Lynch, President
Facsimile: (479)	Facsimile: (479) 927.2001
     6.02 Entire Agreement and Modifications. The Loan instruments constitute the entire understanding and agreement between the undersigned with respect to the transactions arising in connection with the Loan and supersede all prior written or oral understandings and agreements between the undersigned in connection therewith. No provision of this Loan Agreement or the other Loan Instruments may be modified, waived, or terminated except by instrument in writing executed by the party against whom a modification, waiver, or termination is sought to be enforced, with a specific reference to the provision being modified, waived or terminated and a clearly expressed intention to do so.
     6.03 Severability. In case any of the provisions of this Loan Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof; and this Loan Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
     6.04 Election of Remedies. Lender shall have all of the rights and remedies granted in the Loan Instruments and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower or any property covered under the Loan Instruments, at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver, release or exclusive election thereof or of any other right or remedy.
     6.05 Form and Substance. All documents, certificates, insurance policies, and other items required under this Loan Agreement to be executed and/or delivered to Lender shall be in form and substance satisfactory to Lender.
     6.06 Limitation on Interest. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any indebtedness governed hereby or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance the Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Loan (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This Section shall control all agreements between the Borrower and Lender.
     6.07 No Third Party Beneficiary. This Loan Agreement is for the sole benefit of Lender and Borrower and is not for the benefit of any other party.
     6.08 Borrower In Control. In no event shall Lender’s rights and interests under the Loan Instruments be construed to give Lender the right to control, or be deemed to indicate that Lender is in control of; the business, management or properties of Borrower or has power over the daily management functions and operating decisions made by Borrower.
     6.09 Number and Gender. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations, and warranties of Borrower in this Loan Agreement shall be joint and several obligations of Borrower and of each Borrower if more than one.
     6.10 Captions. The captions, headings, and arrangements used in this Loan Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.
     6.11 Applicable Law. This entire transaction and all terms and provisions in this Loan Agreement and the other Loan Instruments shall be governed by the laws of the State of Arkansas.
     6.12 Binding Affect. This Loan Agreement shall extend to and be binding upon and inure to the benefit of the successors and assigns of the parties. Provided, however, that Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of Lender.
     6.13 Participation. Lender shall have the exclusive option and privilege of selling participating interests in the Loan to such persons or entities and on such terms and conditions as Lender may determine; provided, Borrower will continue to be entitled to deal with Lender as though no such participation had been sold.
     6.14 Counterparts. This Loan Agreement and the other Loan Instruments maybe executed in two (2) or more counterparts which taken together shall constitute one original executed Loan Agreement and other Loan Instruments.
[Remainder of Page Intentionally Blank; Signature Pages Follow]

     EXECUTED AND DELIVERED on the date first recited.

LENDER:	LIBERTY BANK OF ARKANSAS

	By:	/S/ P. DOUGLAS LYNCH
P. Douglas Lynch
President Fayetteville/Springdale Markets

BORROWER:	ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

	By:	/S/ JOE G. BROOKS
Joe G. Brooks, Chairman of the Board

ACKNOWLEDGMENT
STATE OF ARKANSAS                     )
                                                                ) ss:
COUNTY OF WASHINGTON          )
     On this 28th day of September, 2005, before me the undersigned Notary Public, personally appeared P. Douglas Lynch, President of Liberty Bank of Arkansas Fayetteville/Springdale Markets, designated by said banking institution to execute the foregoing instrument, to me personally well known, who stated that he was the President of Liberty Bank of Arkansas Fayetteville/Springdale Markets, and was duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of said banking institution, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.
     IN WITNESS WHEREOF I have hereunto set my hand and official seal.
Notary Public
My Commission Expires:

ACKNOWLEDGMENT
STATE OF ARKANSAS                    )
                                                               ) ss:
COUNTY OF WASHINGTON          )
     On this 28th day of September, 2005, before me the undersigned, a Notary Public duly commissioned, qualified and acting, within and for the County and State aforesaid, appeared in person the within named Joe G. Brooks, the Chairman of the Board of Advanced Environmental Recycling Technologies, Inc., a Delaware corporation, to me personally well known, who stated that he was duly authorized in his capacity to execute the foregoing instrument for and in the name and behalf of said corporation in his capacity as its Chairman of the Board, and further stated and acknowledged that he had so signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.
     IN WITNESS WHEREOF I have hereunto set my hand and official seal.
Notary Public
My Commission Expires:

EXHIBIT A
ATTACHED TO AND INCORPORATED BY REFERENCE
IN THAT CERTAIN
CONSTRUCTION AND SEMI-PERMANENT LOAN AGREEMENT
DATED: September 28, 2005
1.	The Completion Deadline: Twelve (12) months after the date hereof.

2.	Loan to Value Ratio: Not to exceed eighty percent (80%).

3.	Developer: None .

4.	The Contractor: .

5.	The Inspecting Architect/Engineer: [to be supplied by Borrower].

6.	The Title Company: WACO Title Company.

7.	Frequency of Advances: Not more frequently than monthly.

EXHIBIT B
ATTACHED TO AND INCORPORATED BY REFERENCE
IN THAT CERTAIN
CONSTRUCTION AND SEMI-PERMANENT LOAN AGREEMENT
DATED: September 28, 2005
LEGAL DESCRIPTION OF THE “LAND”
Part of the NE/4 of the NE/4 and part of the SE/4 of the NE/4, Section 36, Township 18 North, Range 30 West, being more particularly described as follows:
Beginning at the NE corner of said SE/4 of the NE/4, thence S 02°29’52” W 518.99 feet, thence N 87°06’28” W 669.09 feet, thence N 02°53’32” E 285.56 feet, thence N 87°49’51” W 315.03 feet, thence N 02°53’32” E 305.17 feet, thence S 83°20’34” E 309.15 feet, thence S 05°57’15” W 56.07 feet, thence S 87°49’51” E 675.08 feet to the point of beginning, containing 9.99 acres, subject to the right-of-way of Jefferson Street along the West end of said property, and subject to any and all easements of record or fact.